Exhibit 99.1
The Lubrizol Corporation
Supplemental Continuing Operations Information
Segment Revenues, Gross Profit and Operating Income by Quarter
For the Year Ended December 31, 2005

The 2005 quarterly segment results have been adjusted to reflect results from continuing operations after the dispositions recorded in 2005 and the first half of 2006 and the pending sale of the active pharmaceutical ingredient and intermediate compounds business (A&I), which was classified as held for sale at March 31, 2006. The A&I business previously reported into the Specialty Chemicals segment. The U.S. and U.K. Lubrizol Performance Systems (LPS) operations and the Engine Control Systems (ECS) business were sold during the second half of 2005. Both of these businesses previously reported into the Lubricant Additives segment. The dispositions in the first half of 2006 included the Telene® resins business and the food ingredients and industrial specialties businesses (FIIS). The Telene resins business and FIIS previously reported into the Specialty Chemicals segment. This information is provided to assist with the year-over-year comparisons for these segments.

					Year to Date
	March 31	June 30	September 30	December 31	2005
Revenues
Lubricant Additives	$513.5	$605.3	$567.2	$594.1	$2,280.1
Specialty Chemicals	335.3	337.0	332.3	337.5	1,342.1

	$848.8	$942.3	$899.5	$931.6	$3,622.2

Gross Profit
Lubricant Additives	$130.3	$147.8	$132.4	$120.7	$531.2
Specialty Chemicals	99.4	99.0	97.3	95.3	391.0

	$229.7	$246.8	$229.7	$216.0	$922.2

Segment Operating Income
Lubricant Additives	$67.7	$83.2	$67.3	$48.4	$266.6
Specialty Chemicals	38.9	37.7	38.7	35.6	150.9

	$106.6	$120.9	$106.0	$84.0	$417.5